Exhibit 99.1

INNOSPEC COMPLETES ACQUISITION OF HUNTSMAN’S EUROPEAN SURFACTANT BUSINESS

Englewood, CO – December 30, 2016 – Innospec Inc. (NASDAQ: IOSP) today announced that it has completed the acquisition of the European Differentiated Surfactants business from Huntsman in line with the agreement announced on August 3, 2016.

The business is currently managed from Belgium, and has manufacturing assets in France, Italy and Spain. With sales revenues of around $230 million, the business employs approximately 430 people. Innospec will integrate the acquisition into its Performance Chemicals business.

Patrick S. Williams, President and CEO of Innospec Inc. said “We are very pleased that the acquisition has been completed, and in a relatively short time for such a complex project. This not only significantly enhances our Personal & Home Care business, but also adds to our Oilfield Services presence in Europe. It also provides us with a small presence in new markets to Innospec including Agriculture, Mining, and Construction”

Bruce McDonald, President of Performance Chemicals at Innospec added “We are delighted to welcome the new employees to Innospec, and we look forward to working with our customers and offering a much wider range of products and technologies.”

Patrick S. Williams concluded “This delivers on our commitment to build a larger Performance Chemicals segment and creates a balanced portfolio of strategic businesses under Innospec’s ownership. We enter 2017 in good shape to continue to grow, and deliver value to customers, employees and shareholders”

Use of Non-GAAP Financial Measures

The information presented in this press release includes financial measures that are not calculated or presented in accordance with Generally Accepted Accounting Principles in the United States (GAAP). These non-GAAP financial measures comprise adjusted EBITDA, income before income taxes excluding special items and net income excluding special items and related per share amounts. Adjusted EBITDA is net income per our consolidated financial statements adjusted for the exclusion of charges for interest expense, net, income taxes, depreciation, amortization and acquisition fair value adjustments. Income before income taxes, net income and diluted EPS, excluding special items, per our consolidated financial statements are adjusted for the exclusion of foreign currency exchange losses/(gains), amortization of acquired intangible assets, adjustment to fair value of contingent consideration, acquisition-related costs, adjustment of income tax provisions and profit on disposal of subsidiary. Reconciliations of these non-GAAP financial measures to their most directly comparable GAAP financial measures are provided herein and in the schedules below. The Company believes that such non-GAAP financial measures provide useful information to investors and may assist them in evaluating the Company’s underlying performance and identifying operating trends. In addition, these non-GAAP measures address questions the Company routinely receives from analysts and investors and the Company has determined that it is appropriate to make this data available to all investors. While the Company believes that such measures are useful in evaluating the Company’s performance, investors should not consider them to be a substitute for financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from similarly-titled non-GAAP financial measures used by other companies and do not provide a comparable view of the Company’s performance relative to other companies in similar industries. Management uses adjusted EPS (the most directly comparable GAAP financial measure for which is GAAP EPS) and adjusted net income and adjusted EBITDA (the most directly comparable GAAP financial measure for which is GAAP net income) to allocate resources and evaluate the performance of the Company’s operations. Management believes the most directly comparable GAAP financial measure is GAAP net income and has provided a reconciliation of adjusted EBITDA and net income excluding special items, and related per share amounts, to GAAP net income herein and in the schedules below.

About Innospec Inc.

Innospec Inc. is an international specialty chemicals company with approximately 1300 employees in 20 countries. Innospec manufactures and supplies a wide range of specialty chemicals to markets in the Americas, Europe, the Middle East, Africa and Asia-Pacific. The Fuel Specialties business specializes in manufacturing and supplying fuel additives that improve fuel efficiency, boost engine performance and reduce harmful emissions. Oilfield Services provides specialty chemicals to all elements of the oil & gas exploration and production industry. The Performance Chemicals business creates innovative technology-based solutions for our customers in the Personal Care market, focusing on skincare, haircare and suncare. Octane Additives produces octane improvers to enhance gasoline.

Forward-Looking Statements

This press release contains certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Such forward-looking statements include statements (covered by words like “expects,” “estimates,” “anticipates,” “may,” “believes,” “feels” or similar words or expressions), for example, which relate to earnings, growth potential, operating performance, events or developments that we expect or anticipate will or may occur in the future. Although forward-looking statements are believed by management to be reasonable when made, they are subject to certain risks, uncertainties and assumptions, and our actual performance or results may differ materially from these forward-looking statements. Additional information regarding risks, uncertainties and assumptions relating to Innospec and affecting our business operations and prospects are described in Innospec’s Annual Report on Form 10-K for the year ended December 31, 2015, Innospec’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016 and other reports filed with the U.S. Securities and Exchange Commission. You are urged to review our discussion of risks and uncertainties that could cause actual results to differ from forward-looking statements under the heading "Risk Factors” in such reports. Innospec undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contacts:

Brian Watt

Innospec Inc.

+44-151-355-3611

Brian.Watt@innospecinc.com